Exhibit 3b




                                  B Y - L A W S



                               MOORE PRODUCTS CO.


                        Amended Through October 30, 1998


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                                  B Y - L A W S

                               MOORE PRODUCTS CO.


                               ARTICLE I - OFFICES

     1. The registered office of the corporation shall be at Sumneytown Pike, Spring House, Pennsylvania 19477.

     2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.
                                ARTICLE II - SEAL

     1. The Corporate Seal shall have inscribed thereon the name of the corporation, the year of its organization, and the words "Corporate Seal, Pennsylvania."

                       ARTICLE III - SHAREHOLDERS' MEETING

     1. Meetings of the shareholders shall be held at the office of the corporation at Sumneytown Pike, Spring House, Pennsylvania 19477, or at such other place or places, either within or without the Commonwealth of Pennsylvania, as may from time be stated in the notice of meeting.

     2. The annual meeting of the shareholders shall be held at a date to be fixed by the Board of Directors between April 15th and May 15th inclusive in each year, when they shall elect directors, and transact such other business as may properly be brought before the meeting. If the annual meeting shall not be called and held within six months after the designated time, any shareholder may call such meeting.

     3. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of each class entitled to vote shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, those entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares shall be present. In the case of any meeting called for the election of directors, adjournment or adjournments may be taken only from day to day until such directors have been elected, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

     4. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and delivered to the secretary at the meeting. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. In all elections for directors, no cumulative voting shall be allowed. Except upon demand made by a shareholder at an election for directors before the voting begins, the election need not be by ballot. No share shall be voted at any meeting upon which any installment is due and unpaid. The original share ledger or transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence of the right of the person named therein to vote thereon.

     5. Written notice of the annual meeting shall be mailed to each shareholder entitled to vote thereat, at such address as appears on the books of the corporation, at least ten (10) days prior to the meeting.

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     6. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy, shall make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. On request of the chairman of the meeting, or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

     7. Special meetings of the shareholders may be called at any time by the President, or the Board of Directors, or the holders of not less than one-fifth of any class of shares outstanding and entitled to vote. At any time, upon written request of any person entitled to call a special meeting, it shall be the duty of the Secretary to call a special meeting of the shareholders, to be held at such time as the secretary may fix, not less than ten (10) nor more than sixty (60) days after receipt of the request.

     8. Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto.

     9. Written notice of a special meeting of shareholders stating the time and place and object thereof, shall be mailed, postage prepaid, to each shareholder entitled to vote thereat at such address as appears on the books of the corporation, at least ten (10) days before such meeting, unless a greater period of notice is required by statute in a particular case.

     10. The officer or agent having charge of the transfer books shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be subject to inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy, at any meeting of the shareholders.

                             ARTICLE IV - DIRECTORS

     1. The business of the corporation shall be managed by a Board of Directors, not less than five nor more than eleven in number, who need not be residents of this Commonwealth or shareholders of this corporation. The Board shall be divided into four classes of directors. At the annual meeting of the shareholders held in 1973, the shareholders shall elect four classes of directors to serve for terms of four years, three years, two years and one year. At each annual meeting of the shareholders held after 1973, the shareholders shall elect one class of directors to serve for a term of four years. The total number of directors and the number of directors in each class (all of which shall be as nearly equal as possible), shall be fixed by resolution of the Board, and may be changed from time to time by resolution of the Board prior to any election. Directors may also be elected for terms less than four years, to fill vacancies or to equalize the classes of directors.

     The Board of Directors shall choose one director to serve as Chairman. The Chairman shall hold office for one year or until a successor is chosen and has qualified. The Chairman shall preside at all meetings of the shareholders and directors at which such Chairman is present and shall have such further authority and duties as from time to time shall be prescribed by the Board. The position of Chairman may also be accorded officerial status if expressly so prescribed by resolution of the Board pursuant to Section 1 of Article V of these By-Laws.

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     Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

     2. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles or by these By-Laws directed or required to be exercised or done by the shareholders.

     3. The meetings of the Board of Directors may be held at such place within this Commonwealth, or elsewhere, as a majority of the directors may from time to time appoint, or as may be designated in the notice calling the meeting.

     4. Each newly elected Board shall meet at such place and time as may be fixed by the shareholders at the meeting at which such directors are elected and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting, or (if such place and time are not fixed by the shareholders) they may meet at such place and time as may be fixed by the consent in writing of all the directors.

     5. Regular meetings of the Board shall be held without notice on the fourth Friday of February, and the first Friday of May, August, and November at 11:30 o'clock A.M. at the registered office of the corporation, or at such other time and place as shall be determined by the Board.

     6. Special meetings of the Board may be called by the President on one day's notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

     7. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors. If all the directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors.

     8. Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board PROVIDED, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     9. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director to the fullest extent permitted under the terms of the Directors' Liability Act, 42 Pa. C.S. S8361 et seq., as the same may be amended from time to time, or under any applicable Pennsylvania statute thereafter enacted. This limitation of liability shall be effective, to the extent permitted by applicable law, with respect to any actions taken or omitted occurring on or after January 27, 1987. Any repeal or modification of this section shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

                              ARTICLE V - OFFICERS

     1. The officers of the corporation shall be chosen by the Board of Directors and shall be a President, Secretary and Treasurer. The Board of Directors may also, by resolution, accord officerial status to the Chairman, and may choose as officers one or more Vice-Presidents and such other officers, assistants and agents as it shall deem

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necessary. The foregoing officers shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. Any two or more offices may be held by the same person, except the offices of President and Secretary. It shall not be necessary for the officers to be directors.

     2. The salaries of all officers of the corporation shall be fixed by the Board of Directors. The salaries of assistants, agents or employees shall be fixed by the President or by such subordinate as he may designate.

     3. The officers of the corporation shall hold office for one year and until their successors are chosen and have qualified. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in their judgment the best interests of the corporation will be served thereby.

     4. The President shall be the chief executive officer of the corporation; he shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees, and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.

     5. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose; and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

     6. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                             ARTICLE VI - VACANCIES

     1. If the office of any officer, one or more, becomes vacant for any reason, the Board of Directors may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

     2. Vacancies in the Board of Directors shall be filled by a majority of the remaining members of the Board though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto, to serve for the unexpired term of the director whose place is being filled.

                         ARTICLE VII - CORPORATE RECORDS

     There shall be kept at the registered office of the corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its By-Laws, including all amendments or

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alterations thereto to date, certified by the Secretary of the corporation. An original or duplicate share register shall also be kept at the registered office, or at the office of a transfer agent within this Commonwealth, giving the names of the shareholders in alphabetical order, and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation.

                          ARTICLE VIII - CAPITAL STOCK

     1. Certificates for Shares. Subject to the requirements prescribed by law, the share certificates of the corporation shall be in such form as shall be approved by the Board of Directors. The certificates of each class shall be distinctively marked and shall be consecutively numbered and registered in the share register as they are issued. Every share certificate shall be signed by the President or Vice-President and the Secretary or the Treasurer, either manually or by facsimile signature as permitted by law, and shall be sealed with the corporate seal which may be a facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature appears on any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued by the corporation with the same effect as if the officer had not ceased to be such as of the date of its issue.

     2. Registered Shareholders. The corporation shall be entitled to treat the registered holder of any share or shares as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as otherwise expressly provided by statute.

     3. Transfers of Shares. Shares of the corporation shall be transferred only on its books upon the surrender to the corporation or its transfer agent of the share certificate or certificates therefor duly endorsed by the person named therein, or accompanied by proper evidence of succession, assignment or authority to transfer such shares. In such event, the surrendered certificate or certificates shall be canceled, a new certificate or certificates shall be issued to the person entitled thereto, and the transaction shall be recorded upon the books of the corporation.

     4. Lost, Destroyed and Mutilated Certificates. The Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issue of new share certificates in lieu of share certificates lost, destroyed or mutilated, upon such terms and conditions as the Board may direct or as any transfer agent and/or registrar appointed by the Board may determine.

     5. Directors May Fix Record Date. The Board of Directors may fix a time not less than seven or more than seventy days prior to the date of any meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed.

     6. Subject to the provisions of the statutes, the Board of Directors may declare and pay dividends upon the outstanding shares of the corporation out of its surplus from time to time and to such extent as they deem advisable, in cash, property or in shares of the corporation.

     7. Before payment of any dividend, there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any

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property of the corporation, or for such other purposes as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                          ARTICLE IX - INDEMNIFICATION

     The corporation shall indemnify each and all of its directors and officers and any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, notwithstanding that he may have ceased to be such, against all costs, damages, or expenses, including attorney's fees, which may be imposed upon or actually and necessarily incurred by them or any of them in connection with or resulting from any claim, action, suit or proceeding in which they, or any of them, may be involved or are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, or by reason of any action alleged to have been taken or omitted by them or any of them in either such capacity, except in relation to matters as to which any such director or officer or former director or officer, or person, shall be finally adjudged in such action, suit or proceeding, to be liable for conduct amounting to bad faith; and except that, in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that in the opinion of counsel the person to be indemnified was not liable for conduct amounting to bad faith. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or otherwise, and such right of indemnification shall enure to the benefit of the heirs, executors and administrators of any such director or officer or person.

                      ARTICLE X - MISCELLANEOUS PROVISIONS

     1. All checks or demands for money and notes of the corporation shall be signed by such one or more officers or agents, in such combinations, as the Board of Directors may from time to time designate.

     2. The fiscal year shall begin the first day of January each year.

     3. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted.

     4. Whenever any written notice is required by statute, or by the Articles or By-Laws of this corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

     5. It is specifically provided that Section 910 of the Pennsylvania Business Corporation Law shall not be applicable to Moore Products Co.

     6. The following provisions of the Act of April 27, 1990 (No. 36) amending the Pennsylvania Business Corporation Law of 1988 and related statutes shall not be applicable to the Corporation: (1) Subchapter G of Chapter 25 (15 Pa. C.S.

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S2561 through S2567) (including Subchapters I (15 Pa. C.S. S2581 though S2583)
and J (15 Pa. C.S. S2585 through S2588) which are dependent upon Subchapter G); and (2) Subchapter H of Chapter 25 (15 Pa. C.S. S2571 through S2575). This Section shall be effective July 25, 1990.

                          ARTICLE XI - ANNUAL STATEMENT

     1. The President shall cause to be sent to the shareholders prior to each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year, certified by independent certified public accountants.

                        ARTICLE XII - EXECUTIVE COMMITTEE

     The Board of Directors may by resolution adopted by a majority of the whole Board designate two or more of its number to constitute an Executive Committee, which to the extent provided in such resolution shall have and exercise the authority of the Board of Directors in the management of the business of the corporation. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The Executive Committee shall keep records of its actions and report the same to the Board when required.

                            ARTICLE XIII - AMENDMENTS

     1. These By-Laws may be altered, amended or repealed by the affirmative vote of a majority of the shares issued and outstanding and entitled to vote thereat at any regular or special meeting of the shareholders, if notice of the proposed alteration, amendment or repeal be contained in the notice of the meeting.

     2. These By-Laws may also be altered, amended or repealed by the vote of a majority of the whole Board of Directors at any regular meeting or at a special meeting duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action by the directors.


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